UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2011

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Daniel T. Henry, Executive Vice President and Chief Financial Officer of American Express Company (the “Company”), provided the following information earlier today at the Barclays Capital Global Financial Services Conference in New York:

For the U.S. Cardmember Loan portfolio:

•	Net write-off rate* in August 2011: 2.7%
•	30 days past due rate in August 2011: 1.4%

* Net write-off rate based on principal only (i.e. excluding interest and/or fees).

Mr. Henry also said that the Company’s worldwide billings growth has been holding up well so far during the third quarter of 2011.  He noted that Hurricane Irene did impact U.S. spending at the end of August.  He also noted that billings rose at a somewhat slower rate in EMEA.

An audio replay of Mr. Henry’s complete remarks will be available later today through the American Express Investor Relations website at http://ir.americanexpress.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)

By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  September 14, 2011